Exhibit 99.1

Delaware Court of Chancery Denies Plaintiff Motion for Preliminary
Injunction Related to the Merger of Answers.com with AFCV Holdings

Special Meeting of Stockholders Confirmed for Thursday, April 14, 2011

New York, NY, April 13, 2011 – Answers.com, (NASDAQ: ANSW), creators of the leading answer engine Answers.com®, today announced that the Delaware Court of Chancery has denied the plaintiff’s motion  for a preliminary injunction to enjoin the special meeting of stockholders to vote on the merger agreement with AFCV Holdings, LLC, a portfolio company of growth equity investor Summit Partners.

Plaintiffs in the action sought to (i) prevent Answers.com’s stockholder meeting from taking place later this week, (ii) enjoin the merger of Answers.com with AFCV, and (iii) require disclosure correcting purported misstatements in the Answers Proxy Statement.

The court’s decision, delivered by Vice Chancellor Noble on April 11, 2011, rejected plaintiffs’ claims.  The Court ruled that the record “tends to support the conclusion that the Board, with a majority of independent and disinterested directors, acted reasonably in deciding to sell and throughout the sales process,”  and that “the disclosures in the Proxy Materials enable Answers’ shareholders to make an informed decision regarding the Proposed Transaction.” The Court concluded, “Ultimately, this is a matter for stockholder democracy and, thus, the Court should stand down and let the shareholders decide.”

As previously announced, Answers.com has adjourned the special meeting of stockholders to vote on adoption of the merger agreement with AFCV to 10:00 a.m. Eastern Time on Thursday, April 14, 2011, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York. Today, the Court of Chancery denied plaintiffs’ new application to adjourn the meeting to next week.

About Answers

Answers Corporation (NASDAQ: ANSW) owns and operates Answers.com, the leading Q&A site. Answers.com is a community-generated social knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of its large and growing community, answers are improved and updated over time. The award-winning Answers.com also includes content on millions of topics from over 250 licensed dictionaries and encyclopedias from leading publishers, including Houghton Mifflin, Barron's and Encyclopedia Britannica. The site supports English, French, Italian, German, Spanish, and Tagalog (Filipino). (answ-g)

Answers.com’s SEC filings can be found at http://ir.answers.com/sec.cfm.

Answers.com is a trademark of Answers Corporation. All other marks belong to their respective owners.

Additional Information and Where to Find It

Answers.com has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement has been sent to the stockholders of Answers.com. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Answers.com with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or at Answers' website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting Okapi Partners at (212) 297-0720.

Participants in the Solicitation

Answers.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers.com in connection with the merger. Information about the directors and executive officers of Answers.com is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers.com's Annual Report on Form 10-K filed on March 17, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Answers.com with the SEC.

Forward-looking Statements

This press release contains statements that are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties with respect to the consummation of the transaction. These include the include risks and uncertainties regarding consummation of the merger with AFCV, including the failure to obtain the required approval of Answers.com stockholders and certain adverse changes to the business of Answers.com, including as a result of factors detailed from time to time in reports filed with the SEC; the failure of the committed financing for the transaction; and potential litigation risks.

Investor Contact:

Okapi Partners

Steve Balet
sbalet@okapipartners.com
or
Bruce H. Goldfarb
bhgoldfarb@okapipartners.com
or
Lisa Patel
lpatel@okapipartners.com
(212) 297-0720

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